UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2008
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive, New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203.401.6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 24, 2008, Proliance International, Inc. (the “Company”) entered into the Fifth Amendment (the “Amendment”) of the Credit and Guaranty Agreement (as amended prior to July 24, 2008, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
     Pursuant to the Amendment, and upon the terms and subject to the conditions thereof, the first $5 million of additional proceeds of insurance in respect of the losses related to the damages to the Company’s operations in Southaven, Mississippi as a result of two tornadoes on February 5, 2008 (the “Southaven Casualty Event”) will be applied to repay the outstanding Tranche A Term Loans. The balances of such insurance proceeds will be applied on a “50-50” basis to prepay the Revolving Loans outstanding and the Tranche A Term Loans. In addition, the Amendment provides that the Borrowing Base Reserve relating to the Southaven Casualty Event shall be reduced from $5 million to $3 million effective on the date of the Amendment, and from $3 million to zero on the date the Company delivers to the administrative agent a final insurance settlement agreement with respect to the Southaven Casualty Event. However, the Borrowing Base Reserve will be increased to $5 million on August 31, 2008, unless the Capital Raise, as defined in the Agreement, is completed by that date. Thereafter, such Borrowing Base Reserve will be permanently reduced to $0 if the Capital Raise is consummated on or before September 30, 2008 (subject to extension with Administrative Agent’s consent). Finally, if the Company does not consummate the Capital Raise by December 31, 2008, the minimum EBITDA covenant will be increased from $27,500,000 to $28,000,000.
     The Company agreed to pay to the Revolving B Lenders an amendment fee (the “Amendment Fee”), earned on the date of the Amendment and due and payable on the earlier of September 30, 2008 or the date of consummation of the Capital Raise. The Amendment Fee will be 0.50% (the “Fee Rate”) of the sum of the Tranche A Term Loans and the Revolving Commitments outstanding as of the date the Amendment Fee is due and payable. Also, the deadline for consummation of the Capital Raise may be extended by the Administrative Agent from September 30, 2008 to November 15, 2008 so long as there exists no event of default and subject to an extension fee payable to the Revolving B Lenders equal to 0.50% of the Tranche A Term Loans and Revolving Commitments outstanding on September 30, 2008.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Fifth Amendment to Credit Agreement dated July 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: July 30, 2008	By:	/s/ Arlen F. Henock
		Name:	Arlen F. Henock
		Title:	Executive Vice President and Chief Financial Officer